                                                                 Exhibit 14 (b)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints SEAN T. LEONARD and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance policies and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

        REGISTRANT NAME           FILE NOS.
        ---------------           ---------
        VALIC SEPARATE ACCOUNT A  033-75292 / 811-03240
                                  002-32783 / 811-03240
                                  002-96223 / 811-03240
                                  333-124398 / 811-03240
                                  333-49232 / 811-03240

/s/ ALEXANDER R. BAUGH
-----------------------------            Director             December 26, 2012
ALEXANDER R. BAUGH

/s/ JAMES BRACKEN
-----------------------------            Director             December 26, 2012
JAMES BRACKEN

/S/ JOHN Q. DOYLE              Director, President and Chief  December 26, 2012
-----------------------------        Executive Officer
JOHN Q. DOYLE

/S/ PETER J. EASTWOOD
-----------------------------            Director             December 26, 2012
PETER J. EASTWOOD

/S/ DAVID N. FIELDS
-----------------------------            Director             December 26, 2012
DAVID N. FIELDS

/S/ PETER D. HANCOCK
-----------------------------      Director and Chairman      December 26, 2012
PETER D. HANCOCK

/S/ DAVID L. HERZOG
-----------------------------            Director             December 26, 2012
DAVID L. HERZOG

/S/ SEAN T. LEONARD
-----------------------------            Director             December 26, 2012
SEAN T. LEONARD

-----------------------------            Director
MONIKA M. MACHON

/S/ RALPH W. MUCERINO
-----------------------------            Director             December 26, 2012
RALPH W. MUCERINO

-----------------------------            Director
SID SANKARAN

/S/ CHRISTOPER L SPARRO
-----------------------------            Director             December 26, 2012
CHRISTOPHER L SPARRO

-----------------------------            Director
MARK T. WILLIS